UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):			May 17, 2022

HAMILTON BEACH BRANDS HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware		001-38214	31-1236686
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

4421 WATERFRONT DR	GLEN ALLEN	VA	23060
(Address of principal executive offices)			(Zip code)

	(804)	273-9777
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01 Per Share	HBB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2022, at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Hamilton Beach Brands Holding Company (the “Company”), the stockholders of the Company approved the Hamilton Beach Brands Holding Company Executive Long-Term Equity Incentive Plan, as amended and restated effective March 1, 2022 (the “Equity Plan”). The following description of the Equity Plan is qualified in its entirety by reference to the Equity Plan itself, which is incorporated herein by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-8 filed by the Company on May 18, 2022.

The Equity Plan will continue to be administered by the Compensation and Human Capital Committee (the “Committee”) of the Company’s Board of Directors (the “Board”). In general, the Equity Plan will continue to enable the Company to provide long-term incentive compensation opportunities (payable partly in cash and partly in the Company’s Class A common shares, known as “Award Shares”) to salaried employees of the Company and its subsidiaries on a U.S. payroll who, in the judgment of the Committee, both (1) occupy a senior management position capable of contributing to the interests of the Company and (2) are not an active participant in another long-term plan of the Company. Subject to the adjustment provisions of the Equity Plan, there are a total of 1,250,000 shares (consisting of 650,000 shares initially available under the Hamilton Beach Brands Holding Company Executive Long-Term Equity Incentive Plan as approved by stockholders in 2017, plus an additional 600,000 shares approved by stockholders at the Annual Meeting) available for Award Shares under the Equity Plan. The term of the Equity Plan will end on March 1, 2032.

In general, the Committee approves the participants, the award opportunity, the performance period, and the applicable performance objectives (plus other terms and conditions) for each award opportunity granted under the Equity Plan. Awards generally consist of a cash component and an equity component that is paid in Award Shares, as determined by the Committee. Awards are generally earned based on a single calendar year’s performance, and paid during the early part of the following calendar year. Amounts paid to any participant in a single calendar year as a result of awards earned under the Equity Plan cannot exceed the greater of (1) $12 million or (2) the fair market value of 500,000 Award Shares, determined at the time of payment. The Committee generally retains discretion to increase or decrease the size of the award payment under the Equity Plan. Participants generally must be employed by the Company or a subsidiary on the last day of the performance period in order to receive payment of an award, subject to certain exceptions as described in the Equity Plan. Award Shares are immediately vested when earned, and participants have ownership rights in paid Award Shares (including the right to vote and receive dividends on such Award Shares), but the Award Shares are generally subject to transfer restrictions for a period of up to 10 years from the last day of the performance period, or such other period determined by the Committee. The transfer restrictions may lapse on an earlier basis, including at the general discretion of the Committee, as further described in the Equity Plan.

In terms of performance objectives for awards under the Equity Plan, the Committee in general may choose any measurable metric(s), including those in the following non-exhaustive list: return on equity, return on total capital employed, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, earnings before interest and taxes, revenue, revenue growth, gross margin, net or standard margin, return on investment, increase in the fair market value of shares, share price (including growth measures and total stockholder return), profit, net earnings, cash flow (including operating cash flow and free cash flow), inventory turns, financial return ratios, market share, earnings measures/ratios, economic value added, balance sheet measurements (such as receivable turnover), internal rate of return, customer satisfaction surveys or productivity, net income, operating profit or increase in operating profit, market share, increase in market share, sales value increase over time, economic value income, economic value increase over time, expected value of new projects or extensions of new or existing projects, development of new or existing projects, adjusted standard margin or net sales, safety, and compliance with regulatory/environmental requirements.

The Committee, subject to approval by the Board, may amend the Equity Plan from time to time or terminate it in its entirety, provided that, subject to certain exceptions described in the Equity Plan, no such action may adversely affect a participant’s rights (without consent) in approved but unpaid awards or issued or transferred Award Shares. Certain changes to the Equity Plan will require stockholder approval, as further described in the Equity Plan.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on May 17, 2022. Reference is made to the Company's 2022 Proxy Statement filed with the Securities and Exchange Commission on April 6, 2022 for more information regarding the proposals set forth below and the vote required for approval of these matters. The matters voted upon and the final results of the vote were as follows:

Proposal 1 - The stockholders elected each of the following eleven nominees to the Board of Directors until the next annual meeting and until their successors are elected:

DIRECTOR	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Mark R. Belgya	41,642,278	675,172	654,033
J.C. Butler, Jr.	40,914,120	1,403,330	654,033
Paul D. Furlow	38,558,957	3,758,493	654,033
John P. Jumper	38,539,410	3,778,040	654,033
Dennis W. LaBarre	37,497,297	4,820,153	654,033
Michael S. Miller	38,541,755	3,775,695	654,033
Alfred M. Rankin, Jr.	40,849,053	1,468,397	654,033
Thomas T. Rankin	41,451,379	866,071	654,033
James A. Ratner	38,545,107	3,772,343	654,033
Gregory H. Trepp	41,648,676	668,774	654,033
Clara R. Williams	41,517,109	800,341	654,033

Proposal 2 - The stockholders approved the Company's amended and restated Executive Long-Term Equity Incentive Plan:

Votes For	42,174,514
Votes Against	131,545
Abstentions	11,391
Broker Non-Votes	654,033

Proposal 3 - The stockholders approved, on an advisory basis, the Company’s Named Executive Officer compensation:

Votes For	41,699,314
Votes Against	176,407
Abstentions	441,729
Broker Non-Votes	654,033

Proposal 4 - The stockholders ratified the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm of the Company for 2022:

Votes For	42,961,055
Votes Against	6,091
Abstentions	4,337
Broker Non-Votes	—

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
10.1
Hamilton Beach Brands Holding Company Executive Long-Term Equity Incentive Plan, as amended and restated effective March 1, 2022 (incorporated herein by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-8 filed by the Company on May 18, 2022, Registration No. 333-265031)

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 19, 2022		HAMILTON BEACH BRANDS HOLDING COMPANY

		By:	/s/ Lawrence K. Workman, Jr.
		Name:	Lawrence K. Workman, Jr.
		Title:	Senior Vice President, General Counsel and Secretary